UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019 (November 14, 2019)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01
Entry into a Material Definitive Agreement.

As previously reported on August 6, 2019, MHP Pursuits LLC, a wholly-owned subsidiary of Manufactured Housing Properties Inc., a Nevada corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with CSC Warner Robins, a Georgia limited liability company, on August 5, 2019 for the asset purchase of a manufactured housing community known as Spring Lake Mobile Home Park (the “Property”), which is located in Georgia and totals 225 sites, for a total purchase price of $5.3 million. On November 14, 2019, closing of the Purchase Agreement was completed and the Company’s newly formed wholly owned subsidiary Springlake MHP LLC (“Springlake”) purchased the Property.

In connection with the closing, on November 14, 2019, Springlake entered into a loan agreement (the “Loan Agreement”) with Suntrust Bank (the “Lender”) for a term loan in the principal amount of $4,000,000 and Springlake issued a promissory note to the Lender in the principal amount of $4,000,000 (the “Note”).

The Note bears interest at the LIBOR Index Rate in effect plus the Applicable Margin, subject to certain provisions in the Loan Agreement providing for an adjustment of the interest rate, and provided that while an Event of Default (as defined in the Loan Agreement) exists or after acceleration, at the option of the Lender, Springlake shall pay interest at the Default Rate. The “LIBOR Interest Rate” means (i) the rate per annum effective on the date on which the loan was initially funded and thereafter on the first business day of each calendar month thereafter (each, an “Interest Rate Determination Date”), and equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by Lender from time to time) at approximately 11:00 A.M. (London time) two (2) business days prior to the Interest Rate Determination Date, with a maturity comparable to such interest period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by Lender, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of the loan are offered by major banks in the London interbank market to Lender at approximately 11:00 A.M. (London time), two (2) business days prior to the Interest Rate Determination Date (provided that if such rate is less than zero, such rate shall be deemed to be zero). The “Applicable Margin” means 2.50% per annum; provided, however, that in the event an affiliate of Springlake closes a loan provided by or arranged through Lender (i) under the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Housing and Urban Development loan programs, (ii) in an amount of no less than $1,100,000.00 and (iii) such loan closes prior to December 31, 2019, the Applicable Margin shall be reduced by 50 basis points, commencing on the next payment date, for the remainder of the term of the loan thereafter. The “Default Rate” means the lesser of (a) the interest rate otherwise applicable to the loan plus an additional four percent (4%) per annum, or (b) the highest rate of interest that lenders may contract for, charge or receive from borrowers under Applicable Law (as defined in the Loan Agreement) for the use, forbearance or detention of money.

Interest on the outstanding principal balance of the loan accrues from and including the closing date to but excluding the date of any repayment thereof. Interest is payable in arrears on the fifth (5th) day of each calendar month (each a “Payment Date”), commencing on December 5, 2019, and continuing on the Payment Date of each calendar month thereafter, and on the maturity date (as may be extended). In the event that any payment is not received by Lender within ten (10) days of the date such payment is due, Springlake shall pay to Lender a late charge equal to five percent (5%) of such payment. Such fee shall be payable on the earlier of the date of demand by Lender and the date that Springlake makes the late payment.

Springlake has the right at any time and from time to time to prepay the loan, in whole or in part, without premium or penalty. On the earlier of (i) the date Lender elects to require prepayment of all or a portion of the loan in accordance with the Loan Agreement and (ii) the next occurring Payment Date following the date on which Springlake actually receives any insurance proceeds or condemnation awards, if and to the extent Lender is not obligated under the Loan Agreement to make such proceeds or awards available to Springlake for the restoration of the Property, Springlake shall prepay the outstanding principal balance of the loan in an amount equal to one hundred percent (100%) of such proceeds or awards. In connection with any voluntary, involuntary or mandatory payment or prepayment of all or any part of the principal of the loan (including, without limitation, payment in full on the maturity date), Springlake shall pay to Lender an exit fee equal to one and one-half percent (1.50%) of the amount of principal being paid at the time of such payment, acceleration or application. Notwithstanding the foregoing, no exit fee shall be due and payable (i) upon the Lender’s application of the proceeds of a casualty or condemnation to the unpaid principal balance of the loan or (ii) with respect to any payment or prepayment made in connection with a refinance loan issued under the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Housing and Urban Development loan programs and provided by or arranged through Lender.

The Note initially matures on November 14, 2021. Pursuant to the Loan Agreement, Springlake has two (2) options to extend the maturity date, first to May 14, 2022 and then to November 14, 2022, subject to certain conditions, including the payment of an extension fee in an amount equal to 0.25% of the then outstanding principal balance of the loan.

The loan is secured by the Property and guaranteed by Mr. Raymond M. Gee, the Company’s Chief Executive Officer (the “Guarantor”).

The Loan Agreement was subject to customary closing conditions and contains customary representations and warranties. The Loan Agreement also contains customary financial and other covenants for a loan of this type. The Loan Agreement also contains customary events of default, including, but not limited to: (i) for the failure to make payments when due; (ii) for a material breach of any representation and warranty in the loan documents; (iii) for a breach of certain covenants contained in the Loan Agreement, subject to certain cure periods; (iv) if Springlake shall fail to maintain insurance as required by the Loan Agreement; (v) if there occurs any uninsured or inadequately insured damage in excess of $100,000 to or loss, theft or destruction in excess of $100,000, of any of the collateral; (vi) in the event of any voluntary or involuntary bankruptcy, liquidation, reorganization of Springlake or the Guarantor; (vii) if Springlake or the Guarantor is unable to pay, or admit in writing its inability to pay, or shall fail to pay, its debts as they become due; (viii) if any judgment or order for the payment of money in excess of $100,000 in the aggregate shall be rendered against Springlake or the Guarantor; (ix) if any non-monetary judgment or order shall be rendered against a Springlake or the Guarantor that could reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement); (x) upon a Change of Control (as defined in the Loan Agreement); (xi) upon the transfer of all or any part or the Property, or any interest therein, or of any direct or indirect interest in Springlake, in violation of the Loan Agreement; or (xii) if there occurs any event or circumstance that has a Material Adverse Effect.

The foregoing summary of the terms and conditions of the Loan Agreement and Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 2.01
Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Loan Agreement and the Note is incorporated by reference into this Item 2.01.

Item 8.01
Other Information.

On November 20, 2019, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of business acquired will be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated August 5, 2019, between MHP Pursuits LLC and CSC Warner Robins (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 6, 2019)
10.2	Loan Agreement, dated November 14, 2019, between Springlake MHP LLC and Suntrust Bank
10.3	Promissory Note issued by Springlake MHP LLC to Suntrust Bank on November 14, 2019
99.1	Press Release issued on November 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Manufactured Housing Properties Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2019	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer